EXHIBIT 99.1

USBC Completes Divestiture of Legacy Sensor Technology Business

Reinforces Strategic Focus on Tokenized Deposits

RENO, NV, April 02, 2026 (GLOBE NEWSWIRE) -- USBC, Inc. (NYSE American: USBC) (“USBC” or the “Company”), a publicly traded technology company that seeks to enable the transformation of traditional U.S. bank dollars into secure, compliant tokenized deposits, today announced that it has completed the divestiture of its legacy sensor technology business effective March 27, 2026.

“Today’s announcement represents a significant milestone for USBC in sharpening our strategic focus,” said Greg Kidd, Chairman and CEO of USBC. “We are fully committed to advancing our vision of making bank-grade digital U.S. dollars a reality.”

The divestiture represents an important step in USBC’s strategic evolution, simplifying operations and reallocating capital toward its core fintech initiative to launch and scale its tokenized deposit offering, while retaining economic participation in the upside potential of the legacy sensor technology business.

The transaction was completed pursuant to the terms of an agreement between USBC and a newly-formed entity controlled by the Company’s former Chairman and CEO, Ron Erickson, who concluded his service with the Company as USBC Science Division President and member of the Board of Directors at closing.

The agreement includes a revenue-sharing arrangement which allows USBC to retain an ongoing economic interest in the future commercialization of the non-invasive sensor technology. USBC also agreed to provide a short-term bridge loan facility of up to $450,000 to support near-term liquidity needs of the newly-formed entity.

Additional information regarding the divestiture transaction is included in the Company's filing on Form 8-K with the Securities and Exchange Commission and at https://investors.usbc.xyz.

About USBC, Inc.

USBC, Inc. (NYSE American: USBC) is a publicly traded technology company focused on the development of transformative financial services, including digital assets and banking solutions. A key focus of USBC is the further development of the USBC tokenized deposit offering, a U.S.-dollar denominated tokenized deposit that operates on blockchain technology and is embedded with digital identity. With a focus on inclusion, innovation, and risk management, USBC is dedicated to creating long-term shareholder value in a rapidly evolving financial landscape.

The USBC tokenized deposit whitepaper*: http://usbc.xyz/i/whitepaper

*The product features described in these materials are for informational purposes only. All product features may be modified, delayed, or cancelled without further notice, at any time and at the sole discretion of USBC, Inc. Nothing herein constitutes a commitment, warranty, guarantee, or investment advice.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the anticipated launch of tokenized deposit accounts, the expected results of the partnership with Uphold and Vast Bank, and potential use cases of tokenized deposits. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied in such statements. These risks and uncertainties include, but are not limited to, regulatory approvals, market adoption, technological developments, and other risks and uncertainties more fully detailed in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the transition period ended December 31, 2025, Forms 10-Q and 8-K, and other reports filed with the SEC from time to time. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are only made as of this date, and the Company undertakes no duty to update such information after the date of this announcement except as required under applicable law.

USBC Media Contact:
Fatema Bhabrawala
VP, Media Relations, Alliance Advisors
fbhabrawala@allianceadvisors.com

USBC Investor Relations Contact:
Adele Carey
SVP, Investor Relations, Alliance Advisors
investors@usbc.xyz